Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-239520 on Form S-8 of our reports dated April 27, 2026, relating to the consolidated financial statements of Albertsons Companies, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the 53 weeks ended February 28, 2026.
/s/ Deloitte & Touche LLP
Boise, Idaho
April 27, 2026